Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Qiao Xing Mobile Communication Co., Ltd.:
We consent to the incorporation by reference in Registration Statement No. 333-147177 on Form S-8 of Qiao Xing Mobile Communication Co., Ltd. and subsidiaries of our report dated June 27, 2009 appearing in this Annual Report on Form 20-F of Qiao Xing Mobile Communication Co., Ltd and subsidiaries for the year ended December 31, 2008.
/s/ Crowe Horwath LLP
Sherman Oaks, California
June 30, 2009